SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): May 19, 1995 (May 16, 1995)


                                  HARDINGE INC.
             (Exact name of registrant as specified in its charter)



          New York                   0-15760                  16-0470200
(State or other jurisdiction    (Commission File             (IRS Employer
      of incorporation)              Number)               Identification No.)



                     One Hardinge Drive, Elmira, N.Y. 14902
               (Address of principal executive offices (Zip Code))



       Registrant's telephone number, including area code: (607) 734-2281


                             HARDINGE BROTHERS, INC.
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

Hardinge Brothers, Inc. announced that at its 1995 Annual Meeting held on May 16, 1995 its stockholders reelected John W. Bennett, James L. Flynn, E. Martin Gibson, J. Philip Hunter and Dr. Eve L. Menger to its Board of Directors and had approved a change in the Company's name from "Hardinge Brothers, Inc." to "Hardinge Inc." The stockholders also approved a reclassification of the Company's Board to consist of three classes of Directors with staggered three year terms and authorized a new class of Preferred Stock consisting of 2,000,000 shares, the terms of which would be fixed from time to time upon issuance by the Company's Board. The stockholders also approved, subject to the approval by the Board of Directors, or a committee thereof, of the final terms of an underwriting agreement with respect to a public offering of the Company's Common Stock, a reclassification of the two classes of Common Stock, $5.00 par value, into a single class of Common Stock, $0.01 par value, and an increase in the total authorized shares of Common Stock from 6,000,000 shares to 20,000,000 shares.

The Company also announced that following the Annual Meeting, its Board of Directors had adopted a Stockholders' Rights Plan pursuant to which preferred stock purchase rights will be distributed to stockholders as a dividend at the rate of one Right for each share of Common Stock held of record as of the close of business on May 30, 1995. The Plan is being adopted to enable the Board to protect the Company against any takeover attempt that the Board considers abusive and not in the best interests of stockholders.

Each Right, when exercisable, will entitle stockholders to buy one Unit consisting of one one-hundredth of a share of a newly created Series A Preferred Stock of the Company at a purchase price of $80.00 per Unit. Under certain circumstances the Rights would entitle holders thereof to acquire securities of the Company or another person with a market value equal to twice the value of the exercise price. The Rights will be exercisable ten days after a person or group (except for certain excluded persons) acquires beneficial ownership of 20% or more of the Company's outstanding Common Stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 30% or more of the Company's outstanding Common Stock and will be redeemable by the Board, at any time prior to the time they become exercisable, at a redemption price of $0.01 per Right.


Item 7.  Financial Statements and Exhibits.

      Exhibit 99.1 Press release dated May 16, 1995.


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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                      HARDINGE INC.
                                      (Registrant)




Dated: May 19, 1995                   By:  /s/ Malcolm L. Gibson
                                            Malcolm L. Gibson
                                            Senior Vice President and
                                            Chief Financial Officer


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                                Index to Exhibits


Exhibit No.

   99.1     Press release dated May 16, 1995